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RENTRAK REPORTS FISCAL 2015 THIRD QUARTER FINANCIAL RESULTS

-- Closed Acquisition of Kantar’s U.S.-Based TV Measurement Assets; Signed Enterprise-Wide
Local Market Ratings Contract for all 42 Tribune Broadcasting Stations --

PORTLAND, OR (February 5, 2015) - Rentrak Corporation (Nasdaq: RENT), the leader in precisely measuring movies and TV everywhere, today announced financial results for its third fiscal quarter ended December 31, 2014.

Revenue for Rentrak’s TV Everywhere™ business increased 76 percent for the third quarter of fiscal 2015 to $14.8 million, up from $8.4 million for the same period last year. Total company revenue(1) increased 38 percent to $26.9 million for the third quarter of fiscal 2015, up from $19.5 million for the same period last year.

(revenue in millions)	3Q FY15	3Q FY14	Percent Change	YTD FY15	YTD FY14	Percent Change
TV Everywhere™	$14.8	$8.4	76%	$38.6	$21.3	81%
Movies Everywhere™ *	$7.4	$6.7	10%	$22.2	$19.5	14%
OnDemand Everywhere®	$3.7	$3.1	20%	$10.3	$9.6	8%
Other services**	$0.9	$1.3	(27)%	$3.3	$3.6	(7)%
Total Revenue	$26.9	$19.5	38%	$74.5	$54.0	38%
Numbers may not sum due to rounding.

*
On a constant currency basis, assuming foreign exchange rates were held constant with exchanges rates for fiscal 2014, Movies Everywhere growth would have been 12.3% and 13.9%, respectively, for the three and nine months ended December 31, 2014.

** Other services includes the company’s Studio Direct Revenue Share (DRS) and Home Entertainment Essentials information businesses.

“We built on our recent successes in the third quarter, with each of our businesses generating solid performance and adding to our fast growing, blue chip client roster. Our business has never been stronger, and as we continue to build for the future, our excitement about Rentrak’s long-term prospects has never been greater,” said Bill Livek, Rentrak’s Vice Chairman and CEO. “We are focused on several strategic areas, including multiscreen measurement, targeted advertising, innovative product development, and integration of our ratings and advanced demographics into ad buying systems. Additionally, the many revenue generating opportunities that exist by partnering with industry-leading businesses to provide clients with a better way to buy and sell advertising, and target the right ads, to the right consumers, at the right time, give us a high level of confidence in our ability to drive meaningful growth for years to come.”

Gross margin was 65 percent of revenue for the third quarters of fiscal 2015 and 2014.

Operating expenses for the third quarter of fiscal 2015 totaled $19.7 million, versus $14.5 million for the third quarter of fiscal 2014. The increase primarily related to costs associated with the company’s acquisition of Kantar’s U.S. return path data business (“the acquisition”), higher headcount and stock-based compensation expenses.

Operating loss for the third quarter of fiscal 2015 was $2.4 million, which included $2.1 million in stock-based compensation
(1) Rentrak’s Pay Per Transaction® (PPT®) business is reflected in its entirety as discontinued operations. All periods presented have been revised to reflect this presentation. Unless otherwise noted, all discussions in this press release relate to continuing operations.

Rentrak Reports Fiscal 2015 Third Quarter Financial Results
February 5, 2015

costs, $900,000 in costs related to the contingent consideration associated with the company’s acquisition of iTVX in August 2013 and $974,000 in acquisition and reorganization costs. Operating loss for the third quarter of fiscal 2014 was $1.8 million, which included $1.4 million in stock-based compensation costs, $300,000 in costs related to the contingent consideration associated with the acquisition of iTVX and $24,000 in acquisition costs. Excluding these amounts for both periods, operating income would have improved significantly to $1.7 million for the third quarter of fiscal 2015, compared with an operating loss of $81,000 for the third quarter of fiscal 2014.

Loss from continuing operations, net of income taxes, totaled $2.7 million, or $0.19 per share, for the third quarter of fiscal 2015, versus a loss of $1.0 million, or $0.08 per share, for the same period last year. Excluding the costs mentioned above for both periods, as well as the net loss attributable to noncontrolling interest, income from continuing operations, net of income taxes, for the third quarter of fiscal 2015 would have been $1.4 million, or $0.09 per diluted share, compared with $753,000, or $0.06 per diluted share, for the same period last year.

Net loss, including discontinued operations, was $2.3 million, or $0.17 per share, for the third quarter of fiscal 2015, compared with a net loss of $343,000, or $0.03 per share, for the third quarter of fiscal 2014. Excluding the costs mentioned above for both periods, net income, including discontinued operations, would have been $1.7 million, or $0.12 per diluted share, compared with net income of $1.4 million, or $0.11 per diluted share, for the same period last year.

Adjusted EBITDA (a non-GAAP measure) more than doubled to $3.6 million for the third quarter of fiscal 2015, from $1.4 million for the same period last year. The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Rentrak generated $4.7 million in cash from operating activities, including discontinued operations, for the third quarter of fiscal 2015, compared with $4.8 million for the third quarter of fiscal 2014. The company generated $10.7 million in cash from operating activities, including discontinued operations, for the first nine months of fiscal 2015, compared with $11.0 million for the same period of fiscal 2014.

Rentrak’s cash, cash equivalents and marketable securities balance increased to $85.0 million at December 31, 2014, up from $22.0 million at March 31, 2014. The increase primarily related to WPP’s purchase of 944,000 shares of Rentrak stock for $56.0 million in cash in conjunction with the acquisition.

Rentrak’s recent milestones include:

•	Completing the acquisition of Kantar’s U.S. return path data business.

•	Expanding local market ratings relationship with Tribune Broadcasting to include all 42 Tribune stations, and with Nexstar Broadcasting to add 16 new TV stations across nine markets.

•	Completing the company’s transformation to a high-growth software-as-a-service information business through the sale of its Pay-Per-Transaction (PPT®) business.

•	Focusing on product innovation including:

◦	Merging the company’s TV viewing information with Shopcom’s multi-sector purchase transaction data and information for over 300 million U.S. consumers.

◦	Strengthening the company’s intellectual property portfolio to include several patents granted for processes and methods related to set top box measurement.

•
Adding Horizon Media as a client of Rentrak’s full suite of TV ratings services, including national, local and on demand and signing an agreement with Saatchi and Saatchi LA, a division of Publicis Groupe, for Rentrak’s national TV ratings service on behalf of Toyota.

“Rentrak has produced exceptional revenue growth, which we believe will continue,” said Livek. “However, with a non-political year, some regulatory uncertainty in Washington, and extended sales cycles for the larger contracts we are closing, our fourth quarter revenue growth guidance has been slightly modified to a range of between 39 and 44 percent.”

Rentrak Reports Fiscal 2015 Third Quarter Financial Results
February 5, 2015

Business Outlook
Rentrak updated its business outlook as follows:

•	Expected 70 percent to 80 percent growth in its TV Everywhere™ business, including the contribution from Kantar, for the fiscal 2015 fourth quarter, compared with the prior year.

•	Anticipated 15 percent growth in its OnDemand Everywhere® and Movies Everywhere™ businesses for the fiscal 2015 fourth quarter, compared with the prior year.

•	Expected total company revenue growth in the range of 39 percent to 44 percent for the fiscal 2015 fourth quarter, compared with the prior year.

Rentrak plans to provide updated fiscal 2016 guidance, including expectations for total company revenue and profitability, in its fiscal fourth quarter earnings press release.

Conference Call
Rentrak will hold a conference call at 5:00 p.m. ET/2:00 p.m. PT today to discuss its fiscal 2015 third quarter financial results. Shareholders, members of the media and other interested parties may participate in the call by dialing 866-652-5200 from the U.S. or Canada, or 412-317-6060 from international locations, conference ID 10058509. This call is being webcast and can be accessed at Rentrak’s web site at www.rentrak.com, where it will be archived through February 5, 2016. An audio replay of the conference call will be available until February 12, 2015 by dialing 877-344-7529 from the U.S. or Canada, or 412-317-0088 from international locations, passcode 10058509.

About Rentrak Corporation
Rentrak (RENT) is the entertainment and marketing industries’ premier provider of worldwide consumer viewership information, precisely measuring actual viewing behavior of movies and TV everywhere. Using its proprietary intelligence and technology, combined with advanced demographics, only Rentrak is the census currency for VOD and Movies. Rentrak provides the stable and robust audience measurement services that movie, television and advertising professionals across the globe have come to rely on to better deliver their business goals and more precisely target advertising across numerous platforms including box office, multiscreen television and home video. For more information on Rentrak, please visit www.rentrak.com.

Safe Harbor Statement
The foregoing paragraphs contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of forward-looking words such as “should,” “plan,” “believe,” “expects,” “anticipate,” or “continues” or the negative thereof or variations thereon or comparable terminology. Forward-looking statements in this release include, without limitation, Rentrak’s ability to continue generating substantial growth in its TV Everywhere™ business and expected rates of growth for the company and Rentrak’s Movies Everywhere™ and OnDemand Everywhere® businesses, and expected revenue generating opportunities that exist by partnering with industry-leading businesses. These forward-looking statements are based on Rentrak’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions, all of which are subject to change. Forward-looking statements are not guarantees of future performance and Rentrak’s actual results may differ significantly as a result of a number of factors, including the company’s ability to attract new customers and retain existing customers, the company’s success in maintaining its relationships with studios and other product suppliers, the company’s ability to successfully develop and market new products to create new revenue streams, its ability to successfully integrate acquired businesses, and Rentrak’s customers continuing to comply with the terms of their agreements. Additional factors that could affect Rentrak’s financial results are described in Rentrak’s reports on Form 10-K, 10-Q and other filings with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods
.

RENTF
(Financial Tables Follow)

Rentrak Reports Fiscal 2015 Third Quarter Financial Results
February 5, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$26,874	$19,517	$74,459	$54,042
Cost of revenue	9,538	6,820	25,182	19,938
Gross margin	17,336	12,697	49,277	34,104
Operating expenses:
Selling, general and administrative	16,383	12,274	43,761	34,460
Research, technology and innovation	3,308	2,265	9,645	6,256
Total operating expenses	19,691	14,539	53,406	40,716
Loss from continuing operations	(2,355)	(1,842)	(4,129)	(6,612)
Other income, net	82	53	122	144
Loss from continuing operations before income taxes	(2,273)	(1,789)	(4,007)	(6,468)
Provision (benefit) for income taxes	377	(758)	743	(2,020)
Loss from continuing operations, net of income taxes	(2,650)	(1,031)	(4,750)	(4,448)
Income from discontinued operations, net of income taxes	332	665	988	2,228
Net loss	(2,318)	(366)	(3,762)	(2,220)
Net loss attributable to noncontrolling interest	(31)	(23)	(135)	(52)
Net loss attributable to Rentrak Corporation	$(2,287)	$(343)	$(3,627)	$(2,168)

Loss per share from continuing operations attributable to Rentrak Corporation common stockholders:
Basic and diluted	$(0.19)	$(0.08)	$(0.36)	$(0.36)

Income per share from discontinued operations attributable to Rentrak Corporation common stockholders:
Basic and diluted	$0.02	$0.05	$0.08	$0.18

Net loss per share attributable to Rentrak Corporation common stockholders:
Basic and diluted	$(0.17)	$(0.03)	$(0.28)	$(0.18)
Shares used in per share calculations:
Basic and diluted	13,516	12,181	12,875	12,116

Rentrak Reports Fiscal 2015 Third Quarter Financial Results
February 5, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Balance Sheets (In thousands, except per share amounts) (Unaudited)

	December 31, 2014	March 31, 2014

Assets
Current Assets:
Cash and cash equivalents	$6,007	$5,102
Marketable securities	79,011	16,868
Accounts receivable, net of allowances for doubtful accounts of $83 and $162	19,031	12,199
Taxes receivable and prepaid taxes	—	122
Deferred tax assets, net	34	44
Assets held for sale	4,120	5,443
Other current assets	2,595	2,818
Total Current Assets	110,798	42,596
Property and equipment, net of accumulated depreciation of $27,387 and $23,785	21,657	17,891
Goodwill	136,127	7,034
Other intangible assets, net of accumulated amortization of $4,023 and $3,447	16,821	12,724
Other assets	1,003	1,022
Total Assets	$286,406	$81,267
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,066	$1,766
Accrued liabilities	557	370
Accrued data provider liabilities	9,580	4,460
Accrued compensation	7,038	6,743
Deferred revenue and other credits	3,281	2,644
Liabilities held for sale	4,163	3,858
Total Current Liabilities	28,685	19,841
Deferred rent, long-term	2,238	2,413
Accrued compensation, long-term	5,700	4,700
Taxes payable, long-term	568	520
Deferred tax liability, net, long-term	1,946	759
Total Liabilities	39,137	28,233
Commitments and Contingencies	—	—
Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; none issued	—	—
Common stock, $0.001 par value; shares authorized: 75,000 and 30,000; shares issued and outstanding: 15,195 and 12,213	15	12
Capital in excess of par value	282,341	83,562
Accumulated other comprehensive income (loss)	(376)	409
Accumulated deficit	(35,449)	(31,823)
Stockholders’ Equity attributable to Rentrak Corporation	246,531	52,160
Noncontrolling interest	738	874
Total Stockholders’ Equity	247,269	53,034
Total Liabilities and Stockholders’ Equity	$286,406	$81,267

Rentrak Reports Fiscal 2015 Third Quarter Financial Results
February 5, 2015

Rentrak Corporation and Subsidiaries Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	For the Nine Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,762)	$(2,220)
Income from discontinued operations, net of income taxes	(988)	(2,228)
Adjustments to reconcile net loss to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	5,366	4,326
Stock-based compensation	6,900	5,082
Deferred income taxes	1,272	(62)
Loss on disposition of assets	117	—
Realized loss on marketable securities	4	2
Adjustment to allowance for doubtful accounts	(79)	(130)
(Increase) decrease, net of effect of acquisition, in:
Accounts receivable	(6,010)	(1,623)
Taxes receivable and prepaid taxes	122	(237)
Other assets	781	(793)
Increase (decrease), net of effect of acquisition, in:
Accounts payable	1,757	343
Taxes payable	197	(196)
Accrued liabilities and compensation	1,853	4,181
Deferred revenue	460	(761)
Deferred rent	(123)	254
Net cash provided by operating activities of discontinued operations	2,881	5,099
Net cash provided by operating activities	10,748	11,037
Cash flows from investing activities:
Purchase of marketable securities	(69,800)	(6,137)
Sale of marketable securities	7,500	1,000
Payments made to develop intangible assets	(84)	(104)
Purchase of property and equipment	(7,716)	(5,643)
Net cash used in investing activities of discontinued operations	—	(114)
Cash paid for acquisition, net of cash acquired	(207)	(372)
Net cash used in investing activities	(70,307)	(11,370)
Cash flows from financing activities:
Proceeds from issuance of common stock	61,092	1,479
Net cash provided by financing activities	61,092	1,479
Effect of foreign exchange translation on cash	(628)	244
Increase in cash and cash equivalents	905	1,390
Cash and cash equivalents:
Beginning of period	5,102	3,835
End of period	$6,007	$5,225
Supplemental non-cash information:
Capitalized stock-based compensation	$677	$870
Common stock used to pay for option exercises	4,108	199
Common stock used to pay for taxes associated with option exercises	990	—
Common stock used to pay for taxes associated with vested restricted stock units	2,611	1,046
Decrease in leasehold improvements related to forgiven loan	—	550
Common stock used to pay for acquisition	114,120	375

Rentrak Reports Fiscal 2015 Third Quarter Financial Results
February 5, 2015

Rentrak Corporation Reconciliation of GAAP and Non-GAAP Financial Measures Adjusted EBITDA & Non-GAAP Diluted EPS (In thousands, except per share amounts) (Unaudited)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2014	2013	2014	2013
Net loss attributable to Rentrak Corporation	$(2,287)	$(343)	$(3,627)	$(2,168)
Income from discontinued operations, net of income taxes	(332)	(665)	(988)	(2,228)
Non-recurring adjustments:
Reduction in valuation allowance on deferred tax assets	—	—	—	(324)
Recurring adjustments:
iTVX stock-based compensation	900	300	1,000	1,100
Acquisition and reorganization costs	974	24	1,290	214
Stock-based compensation (1)	2,138	1,437	5,900	3,982
Non-GAAP net income	$1,393	$753	$3,575	$576
Provision (benefit) for income taxes	377	(758)	743	(1,696)
Investment income, net	(105)	(53)	(206)	(146)
Depreciation and amortization	1,966	1,502	5,366	4,326
Adjusted EBITDA	$3,631	$1,444	$9,478	$3,060

EPS (diluted), as reported	$(0.17)	$(0.03)	$(0.28)	$(0.18)
Non-GAAP EPS (diluted)	$0.09	$0.06	$0.26	$0.05

Weighted average number of shares used in per share calculations - common stock:
GAAP EPS (diluted)	13,516	12,181	12,875	12,116
Non-GAAP EPS (diluted)	14,667	12,998	13,912	12,635
(1) Excludes iTVX stock-based compensation

About Non-GAAP net income, Adjusted EBITDA and Non-GAAP Diluted EPS
From time to time, Rentrak may refer to Non-GAAP net income, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP diluted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP diluted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. Non-GAAP Diluted EPS uses non-GAAP net income in lieu of GAAP income in calculating EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and nine month periods ended December 31, 2014 and 2013 are included in the above table. Rentrak’s management believes that Non-GAAP Diluted EPS and Adjusted EBITDA are helpful as indicators of the current financial performance of the company and its capacity to operationally fund capital expenditures and working capital requirements. Due to the nature of the company’s internally-developed software policies and its use of stock-based compensation, Rentrak incurs significant non-cash charges for depreciation, amortization and stock-based compensation expense that may not be indicative of its operating performance from a cash perspective. Rentrak also adjusts for acquisition, reorganization and non-recurring costs as Rentrak’s management believes this provides a useful metric by which to compare the performance from period to period. In addition, Rentrak’s management believes that these costs as well as stock-based compensation should be factored out of reported EPS in order to provide a more useful indicator of the current financial performance of the company. No tax rate was applied to these adjustments because the company has established a valuation reserve against its deferred tax assets. Due to the nature of the company’s equity and stock-based compensation plans and arrangements, costs associated with acquisitions, reorganization and items which are considered nonrecurring in nature, the company’s diluted EPS, which includes these items, may not be indicative of its on-going operating performance.